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                                                                    EXHIBIT 23.1

[DELOITTE & TOUCHE LOGO]

                             DELOITTE & TOUCHE LLP
                             BCE Place                 Telephone:(416) 601-6140
                             181 Bay Street            Facsimile:(416) 601-6151
                             Suite 1400                www.deloitte.ca
                             Toronto, ON M5J 2V1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated April 9, 1999 appearing in the Annual Report on Form 10-K of Kinam Gold Inc.



(Signed) DELOITTE & TOUCHE LLP

Toronto, Ontario
April 14, 1999





[DELOITTE & TOUCHE LOGO]